Exhibit 99.1

QUALITY SYSTEMS TO NOMINATE NEW DIRECTORS TO BOARD

Reaches Agreement With Clinton Group

IRVINE, Calif. – July 17, 2013 – Quality Systems, Inc.(NASDAQ:QSII) today announced that it has reached an agreement with certain affiliates of Clinton Group, Inc. related to the Quality Systems 2013 Annual Shareholders’ Meeting to be held on August 15, 2013. Shareholders of record as of June 17, 2013 are entitled to vote at the Annual Meeting.

Under the terms of the agreement, the Quality Systems Board of Directors will consist of nine members and will include three of the Clinton Group’s nominees – James C. Malone, Peter M. Neupert and Morris Panner – who will stand for election to the Board of Directors at the 2013 Annual Meeting. The composition of the Company’s existing Transactions Committee will be modified to include Mr. Neupert and Mr. Panner among the five members and the Committee will undertake an objective evaluation of the Company’s strategy, direction and alternatives. The remaining six seats on the Board will consist of Quality Systems’ nominees, which the Company intends to disclose in an amended proxy filing with the Securities and Exchange Commission.

The Clinton Group will also withdraw its slate of nominees and all proposals concerning the amendment of the Company’s bylaws and will vote all of its shares in favor of each of the Board’s nominees and all other Quality Systems proposals at the 2013 Annual Meeting. The Clinton Group has also agreed to observe certain standstill provisions.

“Our Board and management team are committed to creating value for all Quality Systems shareholders, and we are pleased to have worked constructively with the Clinton Group to reach this agreement,” said Steven Plochocki, President and Chief Executive Officer of Quality Systems. “We welcome the addition of James, Peter and Morris and look forward to their participation on the Board as we move ahead with the execution of our strategy.”

“We are pleased to have reached a resolution with the Company that we believe is in the best interests of Quality Systems shareholders,” said George Hall, Chief Executive Officer of Clinton Group, Inc. “James, Peter and Morris are highly qualified candidates, and we believe their service on the Quality Systems Board will contribute to the Company’s growth.”

About James C. Malone

James C. Malone currently serves as Chief Financial Officer and Executive Vice President of American Well Inc., a healthcare software company. He previously served as Chief Financial Officer and as an executive director of Misys PLC and formerly held roles at The TriZetto Group, Inc., most recently as CFO. He has also served as a director of Allscripts Healthcare Solutions, Inc.

About Peter M. Neupert

Peter Neupert currently serves as an Operating Partner at Health Evolution Partners, a private equity firm. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group. He previously served as the founding President and Chief Executive Officer and as a Chairman of drugstore.com. He is currently a director of Laboratory Corporation of America Holdings. He has also been an active member of the Institute of Medicine’s Roundtable on Value & Science−Driven Healthcare.

About Morris Panner

Morris Panner currently serves as Chief Executive Officer of DICOM Grid, a cloud-based healthcare software company. Mr. Panner formerly served as Chairman of the Board of the Software Division of the Software and Information Industry Association. He was also an Assistant United States Attorney.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROXY SOLICITATION

On July 15, 2013, the Company filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with its 2013 Annual Shareholders’ Meeting and began the process of mailing the Proxy Statement to its shareholders, together with a WHITE proxy card. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC for free from the SEC’s website at www.sec.gov. Copies of the Proxy Statement and any amendments and supplements thereto will be provided for free by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

IMPORTANT ADDITIONAL INFORMATION REGARDING PARTICIPANTS

The Company and its directors, director nominees and non-director executive officers may be deemed to be participants in the solicitation of proxies in connection with the Company’s upcoming 2013 Annual Shareholders’ Meeting. Information about the Company’s directors, director nominees and non-director executive officers and their ownership of the Company’s securities is available in the Proxy Statement.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by the Company’s representatives that are not historical in nature, or that state the Company’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of the Company’s product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing the Company’s results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended March 31, 2013, as well as factors discussed elsewhere in this and other reports and documents that we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report as well as in the Company’s other public disclosures and filings with the SEC.

CONTACTS:

Media

Susan J. Lewis

Quality Systems, Inc.

303-804-0494
slewis@qsii.com

Andy Brimmer / Eric Brielmann / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investors

Dan Burch / Larry Dennedy

MacKenzie Partners, Inc.

212-929-5900